THIRD AMENDMENT TO
SECURITIES PURCHASE AGREEMENT AND CONVERTIBLE NOTE

THIS IS AMENDMENT (the “Amendment") being executed and delivered by and between 3DICON Corporation, an Oklahoma corporation ("3DI"), and CP US Income Group LLC ("CPUS"), and dated as of July 22, 2013 (the “Amendment Date”) in order to amend that certain Securities Purchase Agreement and Convertible Bridge Note dated as of August 24, 2012 .

RECITALS

WHEREAS, pursuant to that certain Assignment and Assumption agreement dated July 16, 2013 by and between CPUS and GCA Strategic Investment Fund Limited (“GCA”), CPUS purchased the ownership interest in that certain Convertible Bridge Note dated as of August 24, 2012, as amended on December 21, 2012 and May 28, 2013 (the “Note”) in the face amount of $325,000 and CPUS purchased the rights and assumed the obligations under that certain Securities Purchase Agreement dated as of August 24, 2012, as amended on December 21, 2012 and May 28, 2013 (the “Securities Purchase Agreement”);

WHEREAS, The parties to this Amendment wish to (i) amend certain terms of the Note and the Securities Purchase Agreement, (ii) restructure the obligations underlying the Note, including the Maturity Date and the Conversion Price, and (iii) waive any and all Events of Default arising prior to the date hereof under the Securities Purchase Agreement and Note, all as further set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the sufficiency, mutuality and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment of the Note. The Note shall be amended such that the Maturity Date shall be extended to the first anniversary of the Amendment Date.

2. Waiver of Events of Default, Default Interest and Liquidated Damages. On execution of this Amendment, any and all Events of Default, Default Interest and Liquidated Damages, as set forth in the Securities Purchase Agreement and Note, occurring or owed by 3DI prior to this amendment shall be deemed waived without further recourse by CPUS.

3. Conversion Price. In consideration for the waivers and accommodations agreed to by CPUS in this Amendment, the Conversion Price as set forth in Section 4.2 of the Note shall be amended to the greater of (i) the par value of the Common Stock, or (ii) 60% of the lowest closing bid price, as reported by Bloomberg, L.P., for the 10 trading days prior to the Conversion Date.

4. Registration. In connection with this Amendment, 3DI shall file a Prospectus Supplement to 3DI’s Form 424B3 filed on February 15, 2013 in order to identify CPUS as a Selling Stockholder, which right CPUS acquired from GCA. CPUS agrees and acknowledges that 3DI does not have any obligations to keep effective the Registration Statement under which such Prospectus Supplement shall be filed.

5. New York Law and Jurisdiction. Section 14.8 of the Securities Purchase Agreement and Section 8 of the Note shall be amended to change the construction of law from State of Georgia to the State of New York and the exclusive jurisdiction from the United District Court for the Northern District of Georgia and of any Federal District Court sitting in Atlanta, Georgia to the United District Court of the Southern District of New York and of any Federal District Court sitting in New York, New York.

6. No Other Effect on the Securities Purchase Agreement or Note. The Securities Purchase Agreement and the Note remain in full force and effect, except as amended by this Amendment.

7. Effective Date. This Amendment shall be effective as of the Amendment Date.

8. Miscellaneous.

(a) Captions; Certain Definitions. Titles and captions of or in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any of its provisions. All capitalized terms not otherwise defined herein shall have the meaning therefor, as set forth in the Securities Purchase Agreement and Convertible Bridge Note.

(b) Controlling Law. This Amendment is governed by, and shall be construed and enforced in accordance with the laws of the State of New York (except the laws of that jurisdiction that would render such choice of laws ineffective).

(c) Counterparts. This Amendment may be executed in one or more counterparts (one counterpart reflecting the signatures of all parties), each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Amendment or its terms to account for more than one of such counterparts. This Amendment may be executed by each party upon a separate copy, and one or more execution pages may be detached from a copy of this Amendment and attached to another copy in order to form one or more counterparts.

(Signature Pages Follow)

IN WITNESS WHEREOF, this Amendment has been executed and delivered by 3DI and CPUS as of the date first set forth above.

3DI:	3DIcon Corporation

	By:	/s/ Mark Willner

Name: Mark Willner
Title: CEO

CPUS:	CP US Income Group LLC

	By:	/s/ Greg Connell

Name: Greg Connell
Title: Managing Director

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